UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2010
EXPRESS-1 EXPEDITED SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32172	03-0450326

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
3399 Lakeshore Drive, Suite 225, Saint Joseph, Michigan, 49085
(Address of principal executive offices — zip code)
(269) 429-9761
(Registrant’s telephone number, including area code)
Not applicable
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 19, 2010, Express-1 Expedited Solutions, Inc. (the “Company”) announced that John D. Welch has been named its Interim Chief Financial Officer. In this capacity, Mr. Welch will assume the responsibilities of the Chief Financial Officer until a permanent replacement is named. Mr. Welch has been with Express-1, Inc. since 1996 as its CFO, and assumed the role of Corporate Controller in 2004 in conjunction with the Company’s purchase of Express-1, Inc.
Prior to joining Express-1, Mr. Welch served as Vice President of Finance for United Memorial Hospital in Greenville, Michigan (1992-1996) and Controller for Michiana Community Hospital in Mishawaka, Indiana (1987-1992). He also worked as a certified public accountant for Crowe Chizek & Company (1983-1987). Mr. Welch is the brother of Mike Welch, the Company’s Chief Executive Officer. Mr. Welch graduated from Nazareth College in 1983 with a Bachelors of Accounting degree and obtained his CPA certificate in 1986.
A copy of the press release with respect to the foregoing is attached hereto as an exhibit.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated April 20, 2010.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 20, 2010	Express-1 Expedited Solutions, Inc.
	By:	/s/ Mike Welch
Mike Welch
Chief Executive Officer